UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – December 21, 2007

(Date of earliest event reported)

QUESTAR PIPELINE COMPANY
(Exact name of registrant as specified in charter)

STATE OF UTAH (State or other jurisdiction of incorporation or organization)	0-14147 (Commission File No.)	87-0307414 (I.R.S. Employer Identification No.)

P.O. Box 45360 180 East 100 South Street, Salt Lake City, Utah 84145-0360
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-5000

                                  Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

       CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

       CFR 240.13e-4(c))

Item 8.01.  Other Events

Questar InfoComm Inc., previously a wholly-owned subsidiary of Questar, was transferred to Questar Pipeline effective January 1, 2007. This was accounted for as a combination of entities under common control in a manner similar to a pooling of interests. Activities of Questar InfoComm include gas analysis and wellhead automation.

The Current Report on Form 8-K was prepared to provide updated financial information and business discussion of Questar Pipeline and subsidiaries, including Questar InfoComm, for all periods presented in its Annual Report on Form 10-K for the year ended December 31, 2006, filed on March 20, 2007.

Except with respect to the presentation of the results of Questar InfoComm, Questar Pipeline has not otherwise updated its financial information or business discussion for activities or events occurring after the date this information was presented in its 2006 Form 10-K. You should read Questar Pipeline’s Quarterly Report on Form 10-Q for the period ended September 30, 2007, filed on November 2, 2007, for updated information. Certain adjustments were made to conform with the 2007 presentation, including long-term cash obligations, share-based compensation discussions and discussion of contingencies.

This Report may contain or incorporate by reference information that includes or is based upon “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, exploration efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining actual future results. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Among factors that could cause actual results to differ materially are:

•

the risk factors discussed in Part I, Item 1A of Questar Pipeline’s Annual Report on Form 10-K;

•

general economic conditions, including the performance of financial markets and interest rates;

•

changes in industry trends;

•

changes in laws or regulations; and

•

other factors, most of which are beyond our control.

Questar Pipeline undertakes no obligation to publicly correct or update the forward-looking statements in this Annual Report, in other documents, or on the web site to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

More information about the risks and uncertainties relating to these forward-looking statements are found in Questar Pipeline’s Securities and Exchange Commission (SEC) filing, including its Annual Report on Form 10-K for the year ended December 31, 2006, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 and its Current Reports, which are available free of charge on the SEC’s web site at http://www.sec.gov.

Only the following sections of Questar Pipeline’s 2006 Form 10-K are being revised to reflect the combination of entities under common control in a manner similar to a pooling of interests of Questar InfoComm:

Item 6.

Selected Financial Data

Item 7.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Item 7A.

Quantitative and Oualitative Disclosures about Market Risk

Item 8.

Financial Statements and Supplementary Data

1

Item 9.01.

Financial Statements and Exhibits

Exhibits.

Exhibit No.

Exhibit

     99

Questar Pipeline Company Financial Statements

     23

Consent of Independent Registered Public Accounting Firm

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR PIPELINE COMPANY

(Registrant)

December 21, 2007

/s/R. Allan Bradley

Date

R. Allan Bradley

President and Chief Executive Officer

List of Exhibits:

Exhibit No.

Exhibit

     99

Questar Pipeline Company Financial Statements

     23

Consent of Independent Registered Public Accounting Firm

2

Exhibit 99

ITEM 6.  SELECTED FINANCIAL DATA.

The Company, as a wholly-owned subsidiary of a reporting company under the Securities Exchange Act, is entitled to omit the information in this Item.

ITEM 7.  MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION.

Summary

Questar Pipeline reported net income of $45.4 million in 2006 compared to $26.6 million in 2005 and $30.3 million in 2004. The increase in net income was primarily the result of increased firm-transportation contracts supporting recent system expansions and higher NGL revenues. In 2005, Questar Pipeline recorded a $10.4 million after-tax asset impairment for the California segment of the Company’s Southern Trails Pipeline. The 2004 results were lower by $3.0 million after tax as a result of a FERC order to credit to transportation customers certain revenues from the sale of liquids recovered from gas processing.

Questar InfoComm Inc., previously a wholly-owned subsidiary of Questar, was transferred to Questar Pipeline effective January 1, 2007. The transaction was accounted for as a combination of companies under a common control in a manner similar to a pooling of interests. Historical financial information was adjusted to reflect the combination for all periods presented in this report.

Results of Operation

Questar Pipeline reported net income of $45.4 million for 2006 compared with $26.6 million in 2005, a 71% increase, and $30.3 million in 2004, a 12% decrease from 2005. Operating income increased $29.8 million, or 46%, in the 2006 to 2005 comparison due primarily to increased transportation revenues and a 2005 asset impairment. Operating income decreased 7% in 2005 compared to 2004. The 2005 results were reduced by $10.4 million after tax for an impairment of the California segment of Southern Trails Pipeline. Following is a summary of Questar Pipeline financial and operating results:

	Year Ended December 31,
	2006	2005	2004
	(in millions)
OPERATING INCOME
Revenues
Transportation	$ 119.9	$108.2	$105.5
Storage	37.6	37.4	37.7
Gas processing	6.3	5.6	7.3
NGL sales	11.0	9.2	1.2
Energy services	16.1	12.7	19.2
Other	6.6	11.2	16.0
Total revenues	197.5	184.3	186.9
Operating expenses
Cost of goods sold	4.8	5.4	5.8
Operating and maintenance	33.4	30.7	36.1
General and administrative	25.3	34.2	37.3
Depreciation and amortization	32.3	30.5	31.0
Impairment of the California segment of Southern Trails Pipeline		16.0
Other taxes	7.3	6.3	7.3
Operating expenses	103.1	123.1	117.5
Net gain from asset sales	0.4	3.8	0.2
Operating income	$ 94.8	$ 65.0	$ 69.6

OPERATING STATISTICS
Natural gas-transportation volumes (MMdth)
For unaffiliated customers	320.4	259.3	220.5
For Questar Gas	116.7	116.3	116.5
For other affiliated customers	26.3	25.7	18.8
Total transportation	463.4	401.3	355.8
Transportation revenue (per dth)	$0.26	$0.27	$0.30
Firm-daily transportation demand at December 31, (MMdth)	2.2	1.9	1.6

Revenues

Following is a summary of major changes in Questar Pipeline revenues for 2006 compared with 2005 and 2005 compared with 2004:

	Change in Revenues
	2005 to 2006	2004 to 2005
	(in millions)
Transportation
New transportation contracts	$14.4	$ 4.7
Expiration of transportation contracts	(2.7)	(2.0)
Storage	0.2	(0.3)
Gas processing	0.7	(1.7)
NGL sales
Change in NGL prices and volumes	4.2	5.6
Adjustment to credit of NGL sales in 2005	(2.4)	2.4
Energy services	3.4	(6.5)
Other	(4.6)	(4.8)
Increase (decrease)	$13.2	$ (2.6)

As of December 31, 2006, Questar Pipeline had firm-transportation contracts of 2,152 Mdth per day compared with 1,920 Mdth per day as of December 31, 2005, and 1,643 Mdth per day as of December 31, 2004. Questar Pipeline has expanded its transportation system in response to growing regional natural gas production and transportation demand. In the second quarter of 2005, Questar Pipeline began operating a lateral to a gas-fired electric power plant with a capacity of 190 Mdth per day. In the fourth quarter of 2005, Questar Pipeline completed an expansion of its southern system, which added capacity of 102 Mdth per day. On January 1, 2006, Questar Pipeline subsidiary, Questar Overthrust Pipeline, placed in service an interconnection with Kern River Gas Transmission Company that added capacity of 220 Mdth per day. Each of these expansion projects was fully subscribed with long-term contracts.

Questar Gas is Questar Pipeline’s largest transportation customer with contracts for 951 Mdth per day, including 50 Mdth per day for winter-peaking service. The majority of Questar Gas transportation contracts extend through mid 2017. The winter-peaking service contract expired in February 2007.

Questar Pipeline’s Clay Basin underground gas-storage facility in eastern Utah is 100% subscribed under long-term contracts. In addition to Clay Basin, Questar Pipeline also owns and operates three smaller aquifer gas storage facilities. Questar Gas has contracted for 26% of firm-storage capacity at Clay Basin for terms extending from one to 12 years. Questar Gas has also contracted for 100% of the firm-storage capacity at the aquifer facilities for terms extending for 11 years.

Questar Pipeline charges FERC-approved transportation and storage rates that are based on straight-fixed-variable rate design. Under this rate design, all fixed costs of providing service including depreciation and return on investment are recovered through the demand charge. About 95% of Questar Pipeline costs are fixed and recovered through these demand charges. Questar Pipeline’s earnings are driven primarily by demand revenues from firm shippers. Since only about 5% of operating costs are recovered through volumetric charges, changes in transportation volumes do not have a significant impact on earnings.

NGL sales increased 20% in 2006 over 2005 due to 21% higher prices and 33% higher volumes offset by a 2005 adjustment. In 2005 revenues were increased by a $2.4 million adjustment due to a resolution of a liquid-sharing arrangement in a fuel-gas reimbursement proceeding. The 2005 NGL sales were $5.6 million higher than 2004 due to higher prices and volumes and a $2.4 million adjustment.

During the third quarter of 2005, Questar Pipeline received FERC approval of a settlement with customers that resolved outstanding issues in the 2004 and 2005 fuel-gas reimbursement percentage (FGRP) filings. Included in this settlement was a resolution of the amount of liquid revenues at the Kastler plant to be retained by Questar Pipeline. Questar Pipeline recorded the impact of the settlement in third quarter 2005 increasing liquid revenues by $2.4 million and net income by $1.5 million. See Note 9 to the consolidated financial statements included in Item 8 of this Current Report on Form 8-K for a discussion of Questar Pipeline’s FGRP proceedings.

Questar Pipeline’s subsidiary, Questar InfoComm, provides energy services including well-head automation and measurement and previously provided data-hosting services. Revenues from these services increased $3.4 million in 2006 due to increased demand for well-head automation services. Energy service revenues decreased $6.5 million in 2005 because of the sale of data-hosting assets as described in Note 13 to the Consolidated Financial Statements.

Expenses

Operating, maintenance, general and administrative expenses decreased by 10% to $58.7 million in 2006 compared to $64.9 million in 2005 and $73.4 million in 2004. Beginning in July 2005 customers at the Company’s carbon dioxide processing plant began supplying their own fuel gas, which accounted for $1.0 million of the decrease. These expenses also decreased because of the sale of data-hosting assets. Operating, maintenance, general and administrative expenses per dth transported were $0.13 in 2006 compared with $0.16 in 2005 and $0.21 in 2004. Operating, maintenance, general and administrative expenses include processing and storage costs.

Depreciation expense increased 6% in 2006 compared to 2005 due to investment in pipeline expansions and decreased 2% in 2005 compared to 2004 because of the sale of data-hosting assets.

Clay Basin Storage

Questar Pipeline conducts periodic pressure tests on its Clay Basin storage facility. Beginning with a test in April 2002, the Company noted a discrepancy between the book volumes of cushion gas at Clay Basin and the volumes implied by pressure data. Questar Pipeline retained a reservoir consultant to model the reservoir and determine the size and cause of the discrepancy. The Company conducted six additional pressure tests from April 2004 to October 2006 to validate the model.

The reservoir model indicates from 0 to 3.8 Bcf of gas may be missing from Clay Basin, with the most likely amount of 3.2 Bcf. The cumulative gas loss is due to imprecision inherent in measurement of large injection and withdrawal volumes as well as reservoir heterogeneity that impacts storage reservoir performance. The cushion gas loss represents 0.25% of the volume of gas cycled in and out of the reservoir over the past 30 years. There is no indication that the reservoir is leaking. The Clay Basin reservoir is functioning as expected to meet customer requirements.

Questar Pipeline has proposed to its firm-storage customers to record the apparent loss of gas against the native gas remaining in the reservoir. This accounting treatment would not impact Questar Pipeline net income. Alternatively, the FERC may require Questar Pipeline to adjust recoverable cushion gas, and reduce earnings by about $3 million after tax.

Southern Trails Pipeline

See Note 4 to the consolidated financial statements included in Item 8 of this Current Report on Form 8-K for discussion of the impairment of the California segment of Southern Trails and potential impairment of the eastern segment.

Investing Activities

Following is a summary of Questar Pipeline’s capital expenditures for 2006 and 2005 and a forecast for 2007:

	Year Ended December 31,
	2007 Forecast	2006	2005
	(in millions)
Transmission system	$115.7	$13.5	$60.2
Overthrust Pipeline	197.3	58.3
Southern Trails Pipeline	1.5	0.1	0.7
Storage	16.9	2.5	3.4
Gathering and processing	3.0	3.4	0.1
General	6.3	2.5	2.0
Change in capital expenditure accruals		(3.7)	1.9
Total Capital Expenditures	$340.7	$76.6	$68.3

During 2006, a Questar Pipeline subsidiary completed a 27.2 miles extension of the Overthrust Pipeline from Uinta County, Wyoming to a connection with the Kern River Gas Transmission pipeline at Opal, Wyoming.

Contractual Cash Obligations and Other Commitments

In the course of ordinary business activities, Questar Pipeline enters into a variety of contractual cash obligations and other commitments. The following table summarizes the significant contractual cash obligations as of December 31, 2006:

	Payments Due by Year
	Total	2007	2008-2009	2010-2011	After 2011
	(in millions)
Long-term debt	$310.5		$100.3		$210.2
Interest on long-term debt	89.4	$20.9	37.1	$23.1	8.3
Operating leases	4.0	0.8	1.6	1.6
Total	$403.9	$21.7	$139.0	$24.7	$218.5

Critical Accounting Policies, Estimates and Assumptions

Questar Pipeline’s significant accounting policies are described in Note 1 to the consolidated financial statements included in Item 8 of this Current Report on Form 8-K. The Company’s consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles. The preparation of consolidated financial statements requires management to make assumptions and estimates that affect the reported results of operations and financial position. The following accounting policies may involve a higher degree of complexity and judgment on the part of management.

Rate Regulation

Regulatory agencies establish rates for the storage and transportation of natural gas. The regulatory agencies also regulate, among other things, the extension and enlargement or abandonment of jurisdictional natural gas facilities. Regulation is intended to permit the recovery, through rates, of the cost of service, including a return on investment. Questar Pipeline follows SFAS 71, “Accounting for the Effects of Certain Types of Regulation,” that requires the recording of regulatory assets and liabilities by companies subject to cost-based regulation. The FERC has accepted the recording of regulatory assets and liabilities.

Recent Accounting Developments

Refer to Note 1 to the consolidated financial statements included in Item 8 of this Current Report on Form 8-K for a discussion of recent accounting developments.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Questar Pipeline’s primary market risk exposures arise from changes in demand for transportation and storage services and competition from other pipelines. The demand for transportation and storage services will vary based on the market’s expectations about future volumes of natural gas likely to be produced in the basins served by Questar Pipeline and changes in market demand for natural gas. On some portions of its pipeline system the Company faces risk that it will not be successful in recontracting capacity under favorable terms once existing contracts expire. Revenue may be reduced if market prices for NGL decline.

Credit Risk

Questar Pipeline requests credit support, such as letters of credit and cash deposits, from those companies that pose unfavorable credit risks. All companies posing such concerns were current on their accounts at December 31, 2006. Questar Pipeline’s largest customers include Questar Gas, PacifiCorp, Kerr McGee, EOG Resources and Chevron/Texaco.

Interest-Rate Risk

The fair value of fixed-rate debt is subject to change as interest rates fluctuate. The Company had $310.5 million of fixed-rate long-term debt at December 31, 2006 and 2005 with a fair value of $325.4 million in 2006 and $336.5 million in 2005. If interest rates would have declined 10%, fair value would increase to $332.1 million in 2006 and $343.9 million in 2005. The fair value calculations do not represent the cost to retire the debt securities. The Company also borrows funds on a short-term basis with variable interest rates.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

Financial Statements

Page No.

Report of Independent Registered Public Accounting Firm

10

Consolidated Statements of Income, three years ended December 31, 2006

11

Consolidated Balance Sheets at December 31, 2006 and 2005

12

Consolidated Statements of Common Shareholder’s Equity, three years ended

December 31, 2006

13

Consolidated Statements of Cash Flows, three years ended December 31, 2006

15

Notes Accompanying the Consolidated Financial Statements

16

Financial Statement Schedules:

Valuation and qualifying accounts, for the two years ended December 31, 2006:

23

All other schedules are omitted because they are not applicable or the required information is shown in the Consolidated Financial Statements or Notes thereto.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholder

Questar Pipeline Company

We have audited the accompanying consolidated balance sheets of Questar Pipeline Company and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, shareholder’s equity, and cash flows for each of the three years in the period ended December 31, 2006.  Our audits also included the financial statement schedule listed in the index at Item 8. These financial statements and schedule are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures  that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Questar Pipeline Company and subsidiaries at December 31, 2006 and 2005, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

As discussed in Note 2 to the financial statements, Questar Pipeline Company and subsidiaries adopted Statement of Financial Accounting Standards No. 123R, Share Based Payment, under the modified prospective phase-in method, effective January 1, 2006.

As discussed in Note 1 to the financial statements, Questar InfoComm Inc., a wholly-owned subsidiary of Questar Corporation, was transferred to Questar Pipeline Company effective January 1, 2007. The transaction was accounted for as a combination of entities under common control in a manner similar to a pooling of interests. Historical financial information was adjusted to reflect the combination for all periods presented.

/s/ Ernst & Young LLP

Salt Lake City, UT

December 20, 2007

QUESTAR PIPELINE COMPANY
CONSOLIDATED STATEMENTS OF INCOME
	Year Ended December 31,
	2006	2005	2004
	(in millions)
REVENUES
From unaffiliated customers	$117.1	$ 99.8	$ 88.0
From affiliated companies	80.4	84.5	98.9
TOTAL REVENUES	197.5	184.3	186.9

OPERATING EXPENSES
Cost of goods sold	4.8	5.4	5.8
Operating and maintenance	33.4	30.7	36.1
General and administrative	25.3	34.2	37.3
Depreciation and amortization	32.3	30.5	31.0
Impairment of the California segment of Southern Trails Pipeline		16.0
Other taxes	7.3	6.3	7.3
TOTAL OPERATING EXPENSES	103.1	123.1	117.5
Net gain from asset sales	0.4	3.8	0.2
OPERATING INCOME	94.8	65.0	69.6
Interest and other income (expense)	1.7	(1.2)	1.4
Interest expense	(23.8)	(22.4)	(22.7)
INCOME BEFORE INCOME TAXES	72.7	41.4	48.3
Income taxes	27.3	14.8	18.0
NET INCOME	$ 45.4	$ 26.6	$ 30.3

See notes accompanying the consolidated financial statements

QUESTAR PIPELINE COMPANY
CONSOLIDATED BALANCE SHEETS
	December 31,
	2006	2005
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents	$ 2.8	$ 4.2
Notes receivable from Questar	8.5	13.8
Federal income taxes receivable	0.7
Accounts receivable, net	14.0	12.9
Accounts receivable from affiliates	12.2	0.6
Materials and supplies, at lower of average cost or market	20.4	4.1
Prepaid expenses and other	2.9	3.7
Deferred income taxes – current	0.9
Total Current Assets	62.4	39.3

Property, Plant and Equipment
Transportation	789.2	735.5
Storage	235.2	233.9
Processing	38.9	35.6
General and intangible	63.4	62.8
Construction work in progress	57.1	43.5
	1,183.8	1,111.3
Less accumulated depreciation and amortization	411.6	385.9
Net Property, Plant and Equipment	772.2	725.4

Other Assets
Regulatory assets	9.7	10.7
Goodwill	4.2	4.2
Other noncurrent assets, net	4.6	14.3
Total Other Assets	18.5	29.2

Total Assets	$ 853.1	$ 793.9

	December 31,
	2006	2005
	(in millions)
LIABILITIES AND COMMON SHAREHOLDER’S EQUITY
Current Liabilities
Notes payable to Questar	$ 76.8	$ 59.4
Accounts payable and accrued expenses
Accounts and other payables	26.3	16.2
Accounts payable to affiliates	3.6	3.2
Federal income taxes		0.2
Interest	1.8	1.8
Total accounts payable and accrued expenses	31.7	21.4
Deferred income taxes – current		0.3
Total Current Liabilities	108.5	81.1

Long-term debt	310.2	310.2
Deferred income taxes	118.4	111.5
Other long-term liabilities	26.1	21.2
Commitments and contingencies – note 10

COMMON SHAREHOLDER’S EQUITY
Common stock - par value $1 per share;
authorized 25.0 shares; issued and outstanding 6.6 shares	6.6	6.6
Additional paid-in capital	165.3	164.7
Retained earnings	118.0	98.6
Total Common Shareholder’s Equity	289.9	269.9

Total Liabilities and Common Shareholder’s Equity	$853.1	$793.9

See notes accompanying the consolidated financial statements

QUESTAR PIPELINE COMPANY CONSOLIDATED STATEMENTS OF SHAREHOLDER’S EQUITY
	Common Stock	Additional Paid-in Capital	Retained Earnings
	(in millions)
Balance at January 1, 2004	$6.6	$164.7	$107.4
2004 net income			30.3
Dividends paid			(24.5)
Balance at December 31, 2004	6.6	164.7	113.2
2005 net income			26.6
Dividends paid			(41.2)
Balance at December 31, 2005	6.6	164.7	98.6
2006 net income			45.4
Dividends paid			(26.0)
Share-based compensation		0.6
Balance at December 31, 2006	$6.6	$165.3	$118.0

See notes accompanying the consolidated financial statements

QUESTAR PIPELINE COMPANY CONSOLIDATED STATEMENTS OF CASH FLOWS
	Year Ended December 31,
	2006	2005	2004
	(in millions)
OPERATING ACTIVITIES
Net income	$ 45.4	$ 26.6	$ 30.3
Adjustments to reconcile net income to net cash
provided from operating activities:
Depreciation and amortization	34.2	32.3	33.4
Deferred income taxes	5.7	(3.8)	9.2
Share-based compensation	0.6
Net (gain) from asset sales	(0.4)	(3.8)	(0.2)
Impairment of the California segment of Southern Trails Pipeline		16.0
Changes in operating assets and liabilities
Accounts receivable	(12.7)	11.1	(7.0)
Materials and supplies	(14.9)	0.1	(0.6)
Prepaid expenses and other	0.8	(0.2)	0.6
Accounts payable and accrued expenses	5.1	1.3	6.4
Rate-refund obligation		(4.7)	4.7
Federal income taxes	(0.6)	(1.8)	(1.1)
Other assets and liabilities	11.5	3.5	(2.3)
NET CASH PROVIDED FROM OPERATING ACTIVITIES	74.7	76.6	73.4

INVESTING ACTIVITIES
Capital expenditures	(76.6)	(68.3)	(31.4)
Proceeds from sale of data-hosting assets		13.0
Proceeds from asset dispositions	3.8	3.5	9.5
NET CASH USED IN INVESTING ACTIVITIES	(72.8)	(51.8)	(21.9)

FINANCING ACTIVITIES
Change in notes receivable from Questar	5.3	(4.1)	0.3
Change in notes payable to Questar	17.4	20.4	(22.3)
Long term note payable to Questar repaid			(5.0)
Dividends paid	(26.0)	(41.2)	(24.5)
NET CASH USED IN FINANCING ACTIVITIES	(3.3)	(24.9)	(51.5)
Change in cash and cash equivalents	(1.4)	(0.1)
Beginning cash and cash equivalents	4.2	4.3	4.3
Ending cash and cash equivalents	$ 2.8	$ 4.2	$ 4.3

See notes accompanying the consolidated financial statements

QUESTAR PIPELINE COMPANY

NOTES ACCOMPANYING THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Summary of Significant Accounting Policies

Nature of Business

Questar Pipeline Company (Questar Pipeline or Company) is a wholly owned subsidiary of Questar Corporation (Questar). The Company is an interstate pipeline company that provides natural gas transportation and underground-storage services primarily in the Rocky Mountain states of Utah, Wyoming and Colorado. It also provides processing and treatment services and other energy services. As a “natural gas company” under the Natural Gas Act of 1938, Questar Pipeline and certain subsidiary pipeline companies are regulated by the Federal Energy Regulatory Commission (FERC) as to rates and charges for storage and transportation of natural gas in interstate commerce, construction of new facilities, and extensions or abandonments of service and facilities, accounting and other activities.

Principles of Consolidation

The consolidated financial statements contain the accounts of Questar Pipeline and its majority-owned or controlled subsidiaries. The consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles (GAAP) and with the instructions for annual reports on Form 10-K and Regulations S-X and S-K. All significant intercompany accounts and transactions have been eliminated in consolidation.

Questar InfoComm Inc., previously a wholly-owned subsidiary of Questar, was transferred to Questar Pipeline effective January 1, 2007. The transaction was accounted for as a combination of entities under common control in a manner similar to a pooling of interests. Historical financial information was adjusted to reflect the combination for all periods presented in this report.

Use of Estimates

The preparation of consolidated financial statements and notes in conformity with GAAP requires management to formulate estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

Revenue Recognition

The straight fixed-variable rate design used by Questar Pipeline, which allows for recovery of substantially all fixed costs in the demand or reservation charge, reduces the earnings impact of volume changes on gas-transportation and storage operations. Rate-regulated companies may collect revenues subject to possible refunds and establish reserves pending final orders from regulatory agencies.

Regulation

Questar Pipeline is regulated by the FERC. The FERC establishes rates for the storage, transportation and sale of natural gas. The FERC also regulates, among other things, the extension and enlargement or abandonment of jurisdictional natural gas facilities. Regulation is intended to permit the recovery, through rates, of the cost of service, including a return on investment.

The consolidated financial statements of Questar Pipeline are presented in accordance with regulatory requirements. Methods of allocating costs to time periods, in order to match revenues and expenses, may differ from those of other businesses because of cost-allocation methods used in establishing rates. Regulatory assets and liabilities are recorded to reflect these timing differences. See Note 5 to the consolidated financial statements for a description and comparison of regulatory assets and liabilities as of December 31, 2006 and 2005.

Cash and Cash Equivalents

Cash equivalents consist principally of repurchase agreements with maturities of three months or less. In almost all cases, the repurchase agreements are highly liquid investments in overnight securities made through commercial bank accounts that result in available funds the next business day.

Notes Receivable from Questar

Notes receivable from Questar represent interest-bearing demand notes for cash loaned to Questar until needed in the Company’s operations. The funds are centrally managed by Questar and earn an interest rate that is identical to the interest rate paid by the Company for borrowings from Questar.

Property, Plant and Equipment

Property, plant and equipment is stated at historical cost. Maintenance and repair costs are expensed as incurred. The Company has not capitalized future abandonment costs on a majority of its long-lived transportation assets because the Company does not have a legal obligation to abandon the assets.

The provision for depreciation and amortization is based upon rates that will systematically charge the costs of assets against income over the estimated useful lives of those assets. Major categories of fixed assets in the gas transportation and storage operations are grouped together and depreciated on a straight-line method. Under the group method, salvage value is not considered when determining depreciation rates. Gains and losses on asset disposals are recorded as adjustments in accumulated depreciation. Average depreciation, depletion and amortization rates for the year ended December 31, were 3.4% in 2006, 3.3% in 2005 and 3.4% in 2004.

Impairment of Long-Lived Assets

Properties are evaluated on a specific-asset basis or in groups of similar assets, as applicable. Impairment is indicated when a triggering event occurs and the sum of the estimated undiscounted future net cash flows of an evaluated asset is less than the asset’s carrying value. If impairment is indicated, fair value is calculated using a discounted-cash-flow approach. Cash-flow estimates require forecasts and assumptions for many years into the future for a variety of factors, including commodity prices and operating costs.

Goodwill and Other Intangible Assets

Goodwill represents the excess of the amount paid over the fair value of net assets acquired in a business combination and is not subject to amortization. Intangible assets consist of rights of way and are amortized over a 20 to 33 year range. Goodwill is tested for impairment at a minimum of once a year or when a triggering event occurs. If a triggering event occurs, the undiscounted net cash flows of the intangible asset or entity to which the goodwill relates are evaluated. Impairment is indicated if undiscounted cash flows are less than the carrying value of the assets. The amount of the impairment is measured using a discounted cash flow model considering future revenues, operating costs, a risk adjusted discount rate and other factors.

Capitalized Interest and Allowance for Funds Used During Construction (AFUDC)

The FERC requires the capitalization of AFUDC during the construction period of rate regulated plant and equipment. There are debt and equity portions of AFUDC. Equity AFUDC amounted to less than 0.1 million in 2006, $0.3 million in 2005 and $0.1 million in 2004 and is included in interest and other income in the Consolidated Statements of Income. Interest expense was reduced by $0.4 million in 2006, $0.9 million in 2005 and $0.1 million in 2004.

Credit Risk

The Company’s primary customers are gas producers, gas marketers and local distribution companies. Questar Pipeline requests credit support, such as letters of credit and cash deposits, from those companies that pose unfavorable credit risks. All companies posing such concerns were current on their accounts at December 31, 2006.

Income Taxes

Questar and its subsidiaries file a consolidated federal income tax return. Questar Pipeline accounts for income tax expense on a separate return basis and records tax benefits as they are generated. Deferred income taxes have been provided for the temporary timing differences arising between the book- and tax-carrying amounts of assets and liabilities. These differences create taxable or tax-deductible amounts for future periods. Questar Pipeline uses the deferral method to account for investment tax credits as required by regulatory commissions.

Recent Accounting Developments

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation 48 “Accounting for Uncertainty in Income Taxes” (FIN 48). The interpretation applies to all tax positions related to income taxes subject to FASB Statement 109 “Accounting for Income Taxes.” FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a minimum recognition threshold for a tax position to be reflected in the financial statements. If recognized, the tax benefit is measured as the largest amount of tax benefit that is more-likely-than-not to be realized upon ultimate settlement. FIN 48 is effective for Questar Pipeline beginning January 1, 2007. The Company does not expect the provisions of FIN 48 will have a significant impact on its financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standard (SFAS) 157 “Fair-Value Measures”. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair-value measures required under other accounting pronouncements, but does not change existing guidance as to whether or not an instrument is carried at fair value. SFAS 157 is effective for fiscal years beginning after November 15, 2007. The Company is continuing to assess the impact of SFAS 157.

In February 2007, the FASB issued SFAS 159 “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits the measurement of certain financial instruments at fair value. Entities may choose to measure eligible items at fair value at specified election dates, reporting unrealized gains and losses on such items at each subsequent reporting period. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company has not evaluated the potential impact of the fair value option.

Reclassifications

Certain reclassifications were made to prior year financial statements to conform with the 2006 presentation of current portion of deferred income taxes and regulatory assets and liabilities.

Note 2 – Share-Based Compensation

Questar issues stock options and restricted shares to certain officers and employees of the Company under the Long-Term Stock Incentive Plan (LTSIP). Prior to January 1, 2006, Questar and the Company accounted for share-based compensation using the intrinsic value method prescribed by Accounting Principles Board Opinion (APBO) 25 “Accounting for Stock Issued to Employees” and related interpretations. No compensation cost was recorded for stock options because the exercise price equaled the market price on the date of grant and no stock options have been granted since January 2005. The fair value of stock options was determined on the grant date using the Black-Scholes-Merton option-valuation model. The granting of restricted shares results in recognition of compensation cost. Restricted shares are valued at the grant-date market price and amortized to expense over the vesting period. Questar Pipeline uses an accelerated method in recognizing share-based compensation costs with graded-vesting periods.

Questar and the Company implemented SFAS 123R “Share Based Payment” effective January 1, 2006, and chose the modified prospective phase-in method of accounting by SFAS 123R. The modified prospective phase-in method requires recognition of compensation costs for all share-based payments granted, modified or settled after January 1, 2006, as well as for any awards that were granted prior to the implementation date for which the required service has not yet been performed. As a result of adopting SFAS 123R, the Company’s income before income taxes and net income for the year ended December 31, 2006, were approximately $0.2 million and $0.1 million lower, respectively, than if the Company had continued to account for share-based compensation under APBO 25.

Share-based compensation expense for 2006 was $0.6 million. The pro forma share-based compensation expense impact for 2005 was approximately $0.5 million. Share-based compensation associated with unvested restricted shares amounted to $0.4 million for the year ended December 31, 2006.

The following share-based compensation tables have been adjusted to reflect a two-for-one split of Questar shares in 2007. Transactions involving stock options granted to employees of Questar Pipeline under the LTSIP are summarized below:

	Options Outstanding	Price Range	Weighted- average Price
Balance at January 1, 2006	195,670	$10.69 - $24.33	$18.38
Exercised	(37,500)	11.48 - 14.01	13.01
Employee transfer	9,000	13.56	13.56
Balance at December 31, 2006	167,170	$10.69 - $24.33	$19.32

The number of unvested stock options held by Questar Pipeline employees decreased by 15,500 shares in 2006.

Options Outstanding				Options Exercisable		Unvested Options
Range of exercise prices	Number outstanding at Dec. 31, 2006	Weighted-average remaining term in years	Weighted-average exercise price	Number exercisable at Dec. 31, 2006	Weighted-average exercise price	Number unvested at Dec. 31, 2006	Weighted-average exercise price
$10.69 - $11.48	44,670	1.9	$10.84	44,670	$10.84
$13.56 - $24.33	122,500	7.5	22.41	72,500	21.09	50,000	$24.33
	167,170	6.0	$19.32	117,170	$17.18	50,000	$24.33

Most restricted share grants vest in equal installments over a three to five year period from the grant date. The weighted-average vesting period of unvested restricted shares at December 31, 2006, was 16 months. Transactions involving restricted shares in the LTSIP in 2006 are summarized below:

	Shares	Price Range	Weighted- average Price
Balance at January 1, 2006	28,000	$17.45 - $25.50	$23.75
Granted	10,250	36.75	36.75
Distributed	(1,468)	19.65	19.65
Forfeited	(300)	36.75	36.75
Balance at December 31, 2006	36,482	$17.45 - $36.75	$27.46

Note 3 – Asset Retirement Obligations (ARO)

Questar Pipeline recognizes ARO in accordance with SFAS 143 “Accounting for Asset Retirement Obligations.” SFAS 143 addresses the financial accounting and reporting of the fair value of legal obligations associated with the retirement of tangible long-lived assets. The Company’s ARO applies primarily to gas processing plants and other above-ground facilities. The fair value of abandonment costs is estimated and depreciated over the life of the related assets. ARO are adjusted to present value each period through an accretion calculation using a credit adjusted risk free interest rate. Changes in asset retirement obligations were as follows:

	2006	2005
	(in millions)
ARO liability at January 1,	$2.8	$0.3
Liabilities incurred		2.5
Accretion	0.2
ARO liability at December 31,	$3.0	$2.8

Note 4 – Southern Trails Pipeline

The California segment of the Southern Trails Pipeline, which extends from near the California-Arizona state line to Long Beach, California, is currently not in service. Questar Pipeline is pursuing several options to sell or place this line in service.

Questar Pipeline performed an impairment test on the California segment of Southern Trails during the fourth quarter of 2005 and recognized an impairment of $16 million, reducing its net investment to approximately $35 million. The value realized by Questar Pipeline for the California segment of Southern Trails, either by putting the line in service or selling the line, may vary from this amount.

A firm-transportation contract for 40 Mdth per day, representing about 50% of the total capacity, on the eastern segment of Southern Trails Pipeline expires in mid-2008. The Company is working with the shipper to extend the contract. In addition, the Company is actively remarketing this capacity in the event the shipper elects not to renew. An impairment of the eastern segment may be required if the Company’s recontracting efforts result in significantly lower throughput or rates.

Note 5 – Regulatory Assets and Liabilities

Following is a description of the Company’s regulatory assets and liabilities. Questar Pipeline recovers these costs but does not generally receive a return on these assets:

•

Gains and losses on the reacquisition of debt are deferred and amortized as interest expense over the would-be remaining life of the reacquired debt. The reacquired debt costs had a weighted-average life of approximately 11 years as of December 31, 2006.

•

Questar Pipeline is allowed to recover certain deferred taxes from customers over the life of the related property, plant and equipment.

Questar Pipeline has accrued a regulatory liability for the collection of postretirement medical costs allowed in rates in excess of actual charges. Regulatory liabilities are included with other long-term liabilities in the consolidated balance sheets. A list of regulatory assets and liabilities follows:

	December 31,
	2006	2005
	(in millions)
Regulatory assets
Cost of reacquired debt	$5.9	$6.5
Income taxes recoverable from customers	2.9	3.2
Other	0.9	1.0
Total	$9.7	$10.7

	December 31,
	2006	2005
	(in millions)
Regulatory liabilities
Postretirement medical	$4.3	$4.2
Income taxes refundable to customers	0.2	0.3
Total	$4.5	$4.5

Note 6 – Debt

Questar makes loans to Questar Pipeline under a short-term borrowing arrangement. Short-term notes payable to Questar totaled $76.8 million at December 31, 2006 with an interest rate of 5.44% and $59.4 million at December 31, 2005 with an interest rate of 4.42%.

Questar Pipeline’s long-term debt before unamortized debt discounts amounted to $310.5 million consisting of medium-term notes with interest rates ranging from 5.85% to 7.55%, due 2008 to 2018. The unamortized debt discount amounted to $0.3 million at December 31, 2006 and 2005. Maturities of long-term debt in the next five years include $58.3 million due in 2008, a $42.0 million due in 2009 and $180.0 million due in 2011. All notes are unsecured obligations and rank equally with all other unsecured liabilities. There are no long-term debt provisions restricting the payment of dividends.

Cash paid for interest was $23.2 million in 2006, $22.3 million in 2005 and $21.8 million in 2004.

Note 7 – Financial Instruments and Risk Management

The carrying values and estimated fair values of Questar Pipeline’s financial instruments were as follows:

	December 31, 2006		December 31, 2005
	Carrying	Estimated	Carrying	Estimated
	Value	Fair Value	Value	Fair Value
(in millions)
Financial assets
Cash and cash equivalents	$ 2.8	$ 2.8	$ 4.2	$ 4.2
Notes receivable from Questar	8.5	8.5	13.8	13.8
Financial liabilities
Notes payable to Questar	$ 76.8	$ 76.8	$ 59.4	$ 59.4
Long-term debt before debt discount	310.5	325.4	310.5	336.5

The Company used the following methods and assumptions in estimating fair values:

Cash and cash equivalent, note receivable and short-term debt – the carrying amount approximates fair value.

Long-term debt – the fair value of fixed-rate debt is based on the discounted present value of cash flows using the Company’s current borrowing rates.

Note 8 – Income Taxes

Details of Questar Pipeline’s income tax expense and deferred income taxes are provided in the following tables.

	Year Ended December 31,
	2006	2005	2004
	(in millions)
Federal
Current	$19.0	$16.0	$ 7.4
Deferred	5.6	(3.6)	7.9
State
Current	2.5	2.6	3.1
Deferred	0.2	(0.2)	(0.4)
	$27.3	$14.8	$18.0

The difference between the statutory federal income tax rate and the Company’s effective income tax rate is explained as follows:

	Year Ended December 31,
	2006	2005	2004
Federal income taxes statutory rate	35.0%	35.0%	35.0%
Increase (decrease) as a result of:
State income taxes, net of federal income
tax benefit	2.4%	3.8%	3.6%
Other	0.2%	(3.0%)	(1.3%)
Effective income tax rate	37.6%	35.8%	37.3%

Significant components of the Company’s deferred income taxes were as follows:

	December 31,
	2006	2005
	(in millions)
Deferred income taxes - liability
Property, plant and equipment	$114.7	$107.9
Employee benefits and compensation costs	3.7	3.6
Total	$118.4	$111.5

Deferred income taxes – current (asset) liability	$ (0.9)	$0.3

Cash paid for income taxes was $22.8 million in 2006, $18.4 million in 2005 and $9.7 million in 2004.

Note 9 – Rate Regulation

Fuel-Gas Reimbursement Percentage (FGRP)

In July 2005, the FERC approved an uncontested offer of settlement to resolve the outstanding issues in the 2004 and 2005 FGRP filings. This settlement contains the following terms: (a) the settlement will cover the period from June 1, 2005 through December 31, 2007; (b) no adjustments will be made to FGRP amounts collected by Questar Pipeline prior to June 2005; (c) one-half of the Kastler plant liquid revenues from August 2001 through December 2007 will be refunded to customers and the remaining revenues will be retained by Questar Pipeline; and (d) Questar Pipeline will reduce the FGRP amount collected from customers from 2.6% to 2.1% effective June 1, 2005. This percentage consists of 1.95% of ongoing FGRP related costs and 0.15% of prior-period amortization of under-recovered volumes. If actual ongoing costs are less than the 1.95%, the difference will be shared equally with customers beginning January 2006. Questar Pipeline recorded the impact of the settlement in third quarter 2005 increasing liquid revenues by $2.4 million and net income by $1.5 million.

The actual FGRP for the 12-month period ended September 30, 2005, was 1.73%. Pursuant to the settlement, Questar Pipeline reduced its FGRP for calendar year 2006 to 1.84% plus 0.15% of prior period volume. The actual FGRP for the 12-month period ended September 2006, was 1.92%. In accordance with the settlement, the FGRP for 2007 is 1.94%.

Transmission Provider Standards of Conduct

On January 18, 2007, the FERC proposed permanent standards of conduct regulation in a Notice of Proposed Rulemaking (NOPR) that will replace an Interim Rule governing the relationship between transmission providers and their energy affiliates. The Interim Rule was put forth January 9, 2007, by the FERC in response to Order No. 2004 being vacated November 17, 2006, by the U.S. Court of Appeals for the District of Columbia Circuit. The Court of Appeals found that the FERC had not adequately supported the application of the standards of conduct to a broader definition of energy affiliates in Order No. 2004. In its NOPR the FERC proposed that the standards of conduct apply only to marketing affiliates. The proposed definition of marketing affiliate is similar to the definition found in Order No. 497 (pre-Order No. 2004).

Note 10 – Commitments and Contingencies

Questar Pipeline is involved in various commercial and regulatory claims and litigation and other legal proceedings that arise in the ordinary course of its business. Management does not believe any of them will have a material adverse effect on the Company’s financial position, results of operations or cash flows. An accrual is recorded for a loss contingency when its occurrence is probable and damages can be reasonably estimated based on the anticipated most likely outcome. Disclosures are provided for contingencies reasonably likely to occur which would have a material adverse effect on the Company’s financial position, results of operations or cash flows. Some of the claims involve highly complex issues relating to liability, damages and other matters subject to substantial uncertainties and, therefore, the probability of liability or an estimate of loss cannot be reasonably determined.

Note 11 – Employee Benefits

Pension Plan

Questar Pipeline employees are covered by Questar’s defined-benefit pension plan. Benefits are generally based on the employee’s age at retirement, years of service and highest earnings in a consecutive 72 semimonthly pay period interval during the 10 years preceding retirement. Questar is subject to and complies with minimum required and maximum allowed annual contribution levels mandated by the Employee Retirement Income Security Act and by the Internal Revenue Code. Subject to the above limitations, Questar intends to fund the qualified pension plan approximately equal to the yearly expense. Questar also has a nonqualified pension plan that covers certain management employees in addition to the qualified pension plan. The nonqualified pension plan provides for defined-benefit payments upon retirement of the management employee, or to the spouse upon death of the management employee above the benefit limit defined by the Internal Revenue Service for the qualified plan. The nonqualified pension plan is unfunded. Claims are paid from the Company’s general funds. Qualified pension plan assets consist principally of equity securities and corporate and U.S. government debt obligations. A third-party consultant calculates the pension plan projected benefit obligation. Pension expense was $2.2 million in 2006, $2.0 million in 2005 and $1.6 million in 2004.

Questar Pipeline portion of plan assets and benefit obligations can not be determined because the plan assets are not segregated or restricted to meet the Company’s pension obligations. If the Company were to withdraw from the pension plan, the pension obligation for the Company’s employees would be retained by the pension plan. At December 31, 2006 and 2005, Questar’s projected benefit obligation exceeded the fair value of plan assets.

Postretirement Benefits Other Than Pensions

Eligible Questar Pipeline employees participate in Questar’s postretirement benefits other than pensions plan. Postretirement health care benefits and life insurance are provided only to employees hired before January 1, 1997. The Company pays a portion of the costs of health care benefits, based on an employee’s years of service, and generally limits payments to 170% of the 1992 contribution. Plan assets consist of equity securities and corporate and U.S. government debt obligations. A third party consultant calculates the projected benefit obligation. Earnings on investments exceeded costs by $0.1 million in 2006 and 2005 and $0.2 million in 2004.

The Company’s portion of plan assets and benefit obligations related to postretirement medical and life insurance benefits can not be determined because the plan assets are not segregated or restricted to meet the Company’s obligations. At December 31, 2006 and 2005, Questar’s accumulated benefit obligation exceeded the fair value of plan assets.

Employee Investment Plan

Questar Pipeline participates in Questar’s Employee Investment Plan (EIP). The EIP allows eligible employees to purchase shares of Questar common stock or other investments through payroll deduction at the current fair market value on the transaction date. The Company currently contributes an overall match of 80% of employees’ pre-tax purchases up to a maximum of 6% of their qualifying earnings. In addition, the Company contributes $200 annually to the EIP for each eligible employee. Beginning in 2005, the EIP trustee purchased Questar shares on the open market as cash contributions are received. The Company’s expense equaled its matching contribution of $0.7 million, $0.7 million and $0.8 million for the years ended December 31, 2006, 2005 and 2004, respectively.

Note 12 – Questar Regulated Services Merger

Questar Pipeline’s prior parent company, Questar Regulated Services Company (Regulated Services), merged effective March 31, 2005 with Questar Gas. Questar Gas was the surviving company. Regulated Services was a holding company that provided management, engineering and accounting services for its wholly-owned subsidiaries, Questar Pipeline and Questar Gas. Regulated Services was a wholly-owned subsidiary of Questar. Questar Pipeline and Questar Gas became wholly-owned subsidiaries of Questar as a result of the merger.

Note 13 – Sale of Data-Hosting Assets

The Company sold its data-hosting assets to a third party in May 2005 for $13.0 million, which approximated book value, and a $3.2 million note receivable. The $3.2 million note receivable was fully reserved pending collection.

Note 14 – Related Party Transactions

Questar Pipeline receives a substantial portion of its revenues from Questar Gas. Revenues received from Questar Gas were $75.8 million in 2006, $76.7 million in 2005 and $80.3 million in 2004. The Company also received revenues from other affiliated companies totaling $4.6 million in 2006, $7.8 million in 2005 and $18.6 million in 2004.

Questar Gas provided administrative, technical, accounting, legal, data-processing and communication services plus regulatory support to Questar Pipeline at its cost of $20.0 million in 2006 and $23.0 million in 2005. These same services were provided by Regulated Services in 2004, amounting to $26.8 million. The majority of these costs are allocated and included in operating and maintenance expenses. The allocation methods are based on the specific nature of the charges. Management believes that the allocation methods are reasonable.

Questar performs certain administrative functions for Questar Pipeline. The Company was charged for its allocated portion of these services that totaled $3.4 million in 2006, $4.2 million in 2005 and $4.5 million in 2004. These costs are included in operating and maintenance expenses and are allocated based on each affiliate’s proportional share of revenues, net of gas costs; property, plant and equipment; and payroll. Management believes that the allocation method is reasonable.

Questar Pipeline has a lease with an option for renewal with an affiliate for space in an office building located in Salt Lake City, Utah. Rent expense was $0.7 million in 2006, $0.8 million in 2005 and $1.3 million in 2004. The annual lease payment for each of the years following 2006 will be $0.8 million each year in 2007 through 2011.

The Company incurred interest expense payable to Questar of $2.2 million in 2006, $1.4 million in 2005 and $0.8 million in 2004 and received interest income amounting to $0.7 million in 2006, $0.4 million in 2005 and $0.1 million in 2004.

QUESTAR PIPELINE COMPANY AND SUBSIDIARIES
Schedule of Valuation and Qualifying Accounts

			Column D
		Column C	Deductions for
Column A Description	Column B Beginning Balance	Amounts charged to expense	accounts written off and other	Column E Ending Balance
	(in millions)
Year Ended December 31, 2006
Allowance for notes receivable	$3.2		($0.1)	$3.1
Year Ended December 31, 2005
Allowance for notes receivable		3.2		3.2

Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-147313) of Questar Pipeline Company and in the related Prospectus of our report dated December 20, 2007, with respect to the consolidated financial statements and schedule of Questar Pipeline Company included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Salt Lake City, UT

December 20, 2007

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